Exhibit 23(a)

CONSENT OF WARNER NORCROSS & JUDD LLP

We consent to the reference in the Form S-4 Registration Statement of Old Kent Financial Corporation to our opinion dated November 9, 1994, regarding the legality of the securities being registered pursuant to the Registration Statement, and to our opinion dated November 9, 1994, regarding certain tax matters. We consent to the inclusion of such opinions as Exhibits to the Registration Statement, and to the use of our name and the statements made regarding us appearing under the heading "Legal Opinions."

                              WARNER NORCROSS & JUDD LLP



Dated:    November 9, 1994    By   /s/ Gordon R. Lewis
                                   Gordon R. Lewis, a Partner